Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Constellation Brands, Inc.:

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-136379) and Form S-8 (Nos. 33-26694, 33-56557, 333-88391, 333-57912, 333-68180, and 333-132061) of Constellation Brands, Inc. of our reports dated April 30, 2007, with respect to the consolidated balance sheets of Constellation Brands, Inc. and subsidiaries as of February 28, 2007 and 2006, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for each of the years in the three-year period ended February 28, 2007, and management’s assessment of the effectiveness of internal control over financial reporting as of February 28, 2007 and the effectiveness of internal control over financial reporting as of February 28, 2007, which reports appear in the February 28, 2007 annual report on Form 10-K of Constellation Brands, Inc.

Our report on the consolidated financial statements refers to the Company's adoption of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, at March 1, 2006.

/s/ KPMG LLP

Rochester, New York
April 30, 2007